FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces Willingness to Consider All Options to Acquire CCPT III

CCPT III Special Committee’s Refusal to Discuss ARCP’s Compelling Proposal, and Decision in Favor of Cole Holdings, Demonstrates a Blatant Disregard for Industry Best Practices, is Flawed and Highly Suspect Based on their Continued Refusal to Discuss ARCP’s Compelling Proposal

ARCP Encourages the CCPT III Special Committee to Engage in a Constructive Negotiation and Give CCPT III Stockholders a Vote – It’s Their Company – at their June 19th Stockholders’ Meeting

New York, New York, April 5, 2013 – American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP”) announced today its continued willingness to consider all options to acquire Cole Credit Property Trust III, Inc. (“CCPT III”).

American Realty Capital Properties Willing to Consider All Options to Acquire CCPT III: The Board of ARCP has indicated they will consider all options to acquire CCPT III, but only subject to constructive and meaningful engagement on the part of the CCPT III special committee.

Again, No Constructive Engagement by CCPT III Special Committee: We are disappointed (but not surprised) by the continuing refusal of the CCPT III special committee to engage with us with respect to our proposal. There has been absolutely no constructive engagement on the part of CCPT III’s special committee to understand, evaluate and compare our proposal to the related party internalization of Cole Holdings. In fact, the CCPT III special committee hasn’t even countered our proposal or expressed any changes, modifications or enhancements to the terms of our offer. CCPT III’s stockholders deserve to know why.

CCPT III Stockholders Deserve Clarity from their Directors and a Voice and a Vote in the Outcome. CCPT III’s stockholders have expressed an overwhelming desire to vote on the combination of Cole Holdings and CCPT III. They deserve full, complete and timely disclosure of the related party internalization of Cole Holdings and the subsequent proposed listing, i.e., how will they be paid, when will they be paid, what will they be paid, what will be the size and price of any tender support and what are the risks surrounding the transaction. The merits of the internalization cannot be evaluated by stockholders in the absence of critical information and assumption about the proposed listing. This information has been reviewed by the CCPT III special committee, evaluated by their financial advisors, who have provided a fairness opinion, but has been intentionally withheld from CCPT III’s stockholders. CCPT III stockholders deserve to know why.

CCPT III Special Committee’s Decision is Flawed and Highly Suspect: The CCPT III special committee arrived at their decision to reject our proposal for reasons we believe were: (i) incorrect and NOT in the best interests of CCPT III stockholders; (ii) made without any meaningful engagement with ARCP; and (iii) based on assumptions that are simply incorrect.  No matter how many meetings they hold with themselves, the CCPT III special committee cannot possibly fairly assess our proposal without meaningful and mutual engagement. CCPT III’s stockholders deserve to know why.

CCPT III Special Committee Has Failed in its Duty as Fiduciaries for the Stockholders of CCPT III: Let us be clear – the CCPT III special committee is making an indelible decision by rejecting our offer that directly affects their stockholders’ value. Data and conclusions in the press release issued by CCPT III special committee this morning prove that this decision is based on incomplete and incorrect information, flawed assumptions, and a failure to meaningfully engage with us.  It would be hard to believe a fiduciary would behave in such a manner, if such actions were not already on public display. CCPT III’s stockholders deserve to know why.

Although the CCPT III Real Estate Portfolio is Attractive, it is by No Means Essential to the On-Going Success of ARCP. ARCP has already created substantial value for our stockholders, i.e., ARCP is outperforming over the year-to-date period (up 10.7%) as well as the trailing 12-month period (up 42.6%). Moreover, we have myriad opportunities to grow our business both organically and by acquisitions.

ARCP Stands by its Fully Banked Offer including A “Highly Confident” Letter from Barclays Capital Inc. for $4.7 billion, but Will Evaluate All of its Options: While we remain committed to delivering substantial value to CCPT III stockholders through our proposal, and hope that the CCPT III directors engage with us, we continue to evaluate all of our options, including taking our offer directly to the stockholders. CCPT III’s stockholders deserve to know why they are being deprived of the benefits of a fully banked offer.

Transaction Advisors

Barclays Capital Inc. and RCS Capital, a division of Realty Capital Securities, LLC, are acting as ARCP’s financial advisors and Proskauer Rose LLP and Weil, Gotshal & Manges LLP as its legal advisors.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to a business combination transaction with CCPT III proposed by ARCP, which may become the subject of a registration statement filed with the Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement/prospectus ARCP would file with the SEC regarding the proposed transaction if such a negotiated transaction with CCPT III is reached or for any other document which ARCP may file with the SEC and send to ARCP’s or CCPT III’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITIY HOLDERS OF ARCP AND CCPT III ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the ARCP Investor Relations Department, 405 Park Avenue, New York, New York 10022. Copies of such documents filed by ARCP with the SEC also will be available free of charge on ARCP’s website at www.arcpreit.com.

Participants in Solicitation

ARCP, AR Capital, LLC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from ARCP’s and CCPT III’s stockholders in respect of the proposed transaction. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012, as modified by ARCP’s current reports on Form 8-K filed with the SEC on October 17, 2012 and March 6, 2013. Additional information regarding the interests of such potential participants will be included in any proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available.

All information in this communication concerning CCPT III, including its business, operations and financial results was obtained from public sources.  While ARCP has no knowledge that any such information is inaccurate or incomplete, ARCP has not had the opportunity to verify any of that information.

Forward-Looking Statements

Information set forth in this communication (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors, many of which are outside ARCP’s control, that could cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties relating to the proposed transaction include, but are not limited to, CCPT III’s failure to accept ARCP’s proposal and enter into definitive agreements to effect the transaction, whether and when the proposed transaction will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain regulatory and stockholder approvals for the transaction; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; ARCP’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; ARCP’s ability to promptly and effectively integrate the businesses of CCPT III and ARCP; disruption from the proposed transaction making it more difficult to maintain relationships with tenants; the business plans of the tenants of the respective parties; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the companies. Additional factors that may affect future results will be contained in ARCP’s filings with the SEC from time to time. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Tom Johnson / Ian Campbell	Brian S. Block, EVP & CFO
Abernathy MacGregor	American Realty Capital Properties, Inc.
tbj@abmac.com / idc@abmac.com	bblock@arlcap.com
Ph: 212-371-5999 / 213-630-6550	Ph: 212-415-6500

Anthony J. DeFazio
Diccicco Battista Communications
tdefazio@dbcworks.com
Ph: 484-342-3600